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                                                                  EXHIBIT (l)(7)




                               PURCHASE AGREEMENT
                                 (Equity Funds)

            Agreement dated as of September 3, 1999 between Northern Funds, a Massachusetts business trust (the "Trust"), and The Northern Trust Company ("Northern"), acting on behalf of certain common trust funds named below that are maintained by Northern (the "Common Funds") in a fiduciary capacity.

                                   BACKGROUND

            1. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, consisting of twenty-seven separate investment portfolios advised by Northern (the "Portfolios").

            2. Northern also maintains, in a fiduciary capacity, the Common Funds in accordance with Section 584 of the Internal Revenue Code of 1996, as amended (the "Code").


            3. Northern believes that it is in the interests of the accounts that are invested in the Common Funds (the "Accounts") to transfer their investments from the Common Funds to the Portfolios. As fiduciary of the Common Funds and the Accounts, Northern has, therefore, determined that each Common Fund should transfer its assets to a Portfolio of the Trust with corresponding investment objectives and policies in exchange solely for shares of the Portfolio, and then distribute the shares to its participants solely in exchange for and in cancellation of their interests in the Common Fund pursuant to
Section 584(h) of the Code. Northern believes that the foregoing procedure for transferring the investments of the Accounts in the Common Funds to the Portfolios will be beneficial to both the Accounts and the Portfolios, and will minimize brokerage and other costs associated with the transfer of the Assets.


            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

                                    AGREEMENT

            1. Purchase of Portfolio Shares.

                  Effective as of 3:00 p.m. (Central Time) on September 3, 1999 (the "Transfer Time"), the Common Funds named below shall purchase, and the Trust shall issue to the Common Funds, for subsequent distribution to the participants in the Common Funds, shares of the corresponding Portfolios, as listed below, with an aggregate net asset value equal to the aggregate market value of the Assets transferred to the Portfolios determined in accordance with Sections 3 and 4 hereof.

                                                    Corresponding Portfolios
      Common Funds                                  of the Trust
      ------------                                  ------------
      Income Equity                                 Income Equity
      Market Equity                                 Stock Index
      Growth Equity                                 Growth Equity
      Focused Growth Technology                     Technology
      Global Growth                                 International Growth Equity
      Small Capitalization Equity                   Small Cap Index

            2. Purchase Price. In consideration of the issuance of shares of the Portfolios pursuant to this Agreement, Northern shall transfer those Assets held by the Common Funds that are set forth in Exhibit A, attached hereto and made a part hereof; provided that the Assets so transferred shall constitute permissible investments under the Portfolios' respective investment policies and limitations as set forth in the Trust's registration statement. No brokerage commissions, fees (except for customary transfer fees) or other remuneration will be paid by the Portfolios, the Common Funds or the Accounts in connection with the transactions contemplated hereby. The number of shares of each Portfolio to be issued to the Common Funds shall be determined by dividing the aggregate market value (computed as set forth below) of the Assets being transferred to the Portfolio, determined as of the Transfer Time, by the Portfolio's per share value, determined as of the Transfer Time.

            3. Determination of Market Value. The aggregate market value of the Assets of a Common Fund shall be any cash plus the sum of the independent current market price of each security being purchased hereunder. For purposes of this Agreement, the "current market price" shall be determined pursuant to paragraph (b) of Rule 17a-7 under the Investment Company Act of 1940 as interpreted and applied by the staff of the Securities and Exchange Commission.

      Securities may be valued on the basis of prices provided by independent pricing services when such prices are believed by Northern to reflect the fair market value of such securities.

            4. Representation of Northern. Northern hereby represents and warrants as follows:

                  (a) Northern is entering into this Agreement as fiduciary of the Common Funds. The execution and delivery of this Agreement by Northern has been duly authorized by all requisite corporate action and (assuming the due authorization, execution and delivery hereof by the Trust) constitutes the valid and binding obligation of Northern, as fiduciary, enforceable in accordance with its terms.

                  (b) At the time of the transfer of the Assets to the Trust, the Common Funds will have good title to the Assets, free and clear of all mortgages, security interests, liens, charges, pledges and encumbrances whatsoever. Upon transfer of the Assets to the Trust, the Trust will acquire good title thereto, free and clear of all such mortgages, security interests, liens, charges, pledges and encumbrances whatsoever.


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            5. Representations of the Trust. The Trust hereby represents and warrants as follows:

                  (a) The Trust is entering into this Agreement on behalf of the Portfolios. The execution and delivery of this Agreement by the Trust has been duly authorized by all requisite action and (assuming the due authorization, execution and delivery hereof by Northern) constitutes the valid and binding obligation of the Trust, enforceable in accordance with its terms.

                  (b) The issuance, sale and delivery of shares of the Portfolios in accordance with the terms of this Agreement have been duly authorized by all requisite action and such shares, when so issued, sold and delivered against payment therefor in accordance with the provisions hereof, will be duly and validly issued, fully paid and nonassessable by the Trust.

            6. Names. The Trust's Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. This Agreement is executed by or on behalf of the Trust and the obligations hereunder are not binding upon any of the Trustees, Officers or Shareholders of the Trust individually but are binding only upon the Trust and its assets and property. All obligations of the Trust under this Agreement shall apply only on a Portfolio-by-Portfolio basis, and the assets of one Portfolio shall not be liable for the obligations of another Portfolio.

            7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers designated below as of the day, month and year first above written.

Attest:                                NORTHERN FUNDS


/s/ Mary M. Tenwinkel                  By: /s/ Miriam M. Allison
----------------------------------         -------------------------------------

Attest:                                THE NORTHERN TRUST COMPANY, acting
                                       as Fiduciary for the Common Trust Funds
                                       Named Above

/s/ Lloyd Wennlund                     By: /s/ Archibald E. King
----------------------------------         -------------------------------------


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                                    Exhibit A
                              to Agreement between
                               Northern Funds and
                           The Northern Trust Company

                          Dated as of September 3, 1999


      The following is a List of Assets for transfer to the investment portfolios of Northern Funds from Common Trust Funds maintained by The Northern Trust Company:


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